American Shared Hospital Services Announces Fourth Quarter and Year End 2019 Earnings Conference Call
Conference Call on Thursday, April 2, 2020 at [3:00pm ET / 12:00pm PT]
San Francisco, CA, March 30, 2020 -- American Shared Hospital Services (NYSE American: AMS), a leading provider of turnkey technology solutions for advanced radiosurgical and radiation therapy solutions, today announced that the Company will hold its quarterly conference call to discuss fourth quarter and year end 2019 financial results on Thursday, April 2, 2020 at [3:00pm Eastern Time / 12:00pm Pacific Time]. Fourth quarter and yearend financial results of 2019 will be released premarket the morning of Thursday, April 2, 2020.
Date/TimeThursday, April 2, 2020 at [3:00pm ET / 12:00pm PT]
Teleconference and Webcast InformationTo participate, please call 1 (800) 774-6070 at least 5 minutes prior to the start of the call, and enter passcode number: 5891510#. A simultaneous Webcast of the call may be accessed through the Company's website, www.ashs.com, or www.streetevents.com (institutional investors).  A replay will be available until April 16, 2020 at the same internet addresses, or by dialing 1 (888) 843-7419 and entering 5891510# when prompted.

About American Shared Hospital Services (NYSE American: AMS)
American Shared Hospital Services provides turnkey technology solutions for advanced radiosurgical and radiation therapy services.  AMS is the world leader in providing Gamma Knife radiosurgery equipment, a non-invasive treatment for malignant and benign brain tumors, vascular malformations and trigeminal neuralgia (facial pain).  The Company also offers proton therapy, and the latest IGRT and IMRT systems. For more information, please visit: www.ashs.com
Contacts:

American Shared Hospital Services
Ernest A. Bates, M.D.
Chairman and Chief Executive Officer
P: (415) 788-5300
eabates@ashs.com

Investor Relations
PCG Advisory Group
Stephanie Prince
P: (646) 762-4518
sprince@pcgadvisory.com